Exhibit 99.1

Liberator, Inc. Announces the Release of New Decor Bedroom Gear

The New LoveArts Pillow Utilizes Stylish Designs that Seamlessly Blend into Any Bedroom

ATLANTA, Jan. 17, 2012 /PRNewswire/ -- Liberator, Inc. (OTCBB/OTCQB: LUVU), a dynamic high-growth company capitalizing on the emerging sexual wellness revolution through the worldwide marketing of the Liberator® brand, today announced the release of a new addition to their Decor Home Collection, which gives all the versatility of positioning found in a traditional Liberator Shape, but with stylish designs that seamlessly blend into any bedroom.

"We really wanted to create an elegant piece for the Home Collection that related to the Black Label in our Shapes and furniture," said Michael Kane, Chief Marketing Officer for Liberator, Inc. "The LoveArts Pillow makes a great bedding display by day and takes your intimacy to a new level at night."

The Liberator LoveArts Pillow is a fully supportive positioning bolster that is easily disguised as a chic bed accessory when displayed. It features two bowed satin sashes for binding hands or ankles with a center sash that can be used as a blindfold. The lush velvish cover easily zips off for machine washing and a polyester moisture resistant liner encases and protects the foam core. At thirty-five inches wide, fourteen inches long, and seven inches high, the LoveArts Pillow gives fully supported comfort in a variety of positions for sex and oral stimulation, encouraging exploration and enhancing intimacy.

The LoveArts Pillow is hand crafted by sewing artisans in the Liberator facility in Atlanta, GA. It is priced at $139 MSRP and $69.50 Wholesale. For more information and specifics about the LoveArts Pillow, please call Liberator at 1.866.542.7283 or visit: http://www.liberator.com/eng/product/lovearts-pillow/12750.

For more information, images, or interviews, please contact Michael Kane, Chief Marketing Officer for Liberator at 770.246.6421 or:
michael.kane@oneupinnovations.com.

About Liberator, Inc.
Liberator, Inc. is a dynamic high-growth public company capitalizing on the emerging sexual wellness revolution through the worldwide marketing of the Liberator® line of products, the luxury and lovestyle brand that celebrates intimacy by inspiring romantic imagination. Established with the conviction that sensual pleasure and fulfillment are essential to a well-lived life, Liberator Bedroom Adventure Gear® empowers exploration, fantasy and the communication of desire, for persons of all shapes, sizes and abilities. Products include Liberator shapes and positioning systems, pleasure objects, and sensual accessories.  Liberator, Inc. is currently housed in a 140,000 square foot vertically integrated manufacturing facility in a suburb of Atlanta, Georgia. Liberator, Inc. has over 100 employees, with products being sold directly to consumers and through hundreds of domestic resellers, on-line affiliates and six international licensees. Since inception in 2002, Liberator has sold over $60 million of branded Liberator products.

For more information, please visit: www. Liberator.com or follow us on Twitter at www. twitter.com/Liberator.

Forward-Looking Statements
In addition to historical information, this press release may contain forward-looking statements that reflect the company's current expectations and projections about future results, performance, prospects and opportunities. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that may cause actual results, performance, prospects or opportunities to be materially different from those expressed in, or implied by, such forward looking statements. You should not place undue reliance on any forward-looking statements. Except as required by federal securities law, the company assumes no obligation to update publicly or to revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available, new events occur or circumstances change in the future.

Company Contact:
Liberator, Inc.
Ronald Scott, Chief Financial Officer
770-246-6426
ron.scott@Liberator.com

Financial Communications Contact:
Trilogy Capital Partners
Darren Minton, President
Toll-free: (800) 592-6067
Email: info@trilogy-capital.com